PEPPER HAMILTON LLP
-------------------
   ATTORNEYS AT LAW

3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA  19103-2799
215.981.4000
Fax 215.981.4750


                                                       January 27, 2011


Touchstone Funds Group Trust
303 Broadway, Suite 1100
Cincinnati, OH  45202

      Re: Opinion of Counsel regarding Post-Effective Amendment No. 56 to the Registration Statement filed on Form N-1A under the Securities Act of 1933

Ladies and Gentlemen:

      We have acted as counsel to the Touchstone Funds Group Trust, a statutory trust formed under the laws of the State of Delaware (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 56 to the Trust's Registration Statement on Form N-1A (File Nos. 033-70958; 811-08104) (the "Amendment") to be filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the "1933 Act"), which relates to the Trust's shares of beneficial interest with a par value of $0.01 per share (collectively, the "Shares").

      You have requested our opinion as to the matters set forth below in connection with the filing of the Amendment. For purposes of rendering this opinion, we have examined a printer's proof of the Amendment, the Certificate of Trust, the Amended and Restated Agreement and Declaration of Trust and By-Laws of the Trust, and the resolutions adopted by the Board of Trustees of the Trust that provide for the issuance of the Shares and which are incorporated by reference into the Amended and Restated Agreement and Declaration of Trust by its terms, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust as to certain matters, including the authorization of the issuance of the Shares. For the purpose of rendering the opinion set forth herein, we have also reviewed the Certificate of Trust of the Trust, as corrected on April 21, 2009, which we have assumed is complete, accurate and in full force and effect as so corrected. We have assumed that the Amendment, as filed with the SEC, will be in substantially the form of the printer's proof referred to above and also have made other assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.


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PEPPER HAMILTON LLP
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   ATTORNEYS AT LAW


Touchstone Funds Group Trust
Page 2
January 27, 2011


      Our opinion, as set forth herein, is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance by the Trust; and when issued and sold in accordance with the Amended and Restated Agreement and Declaration of Trust and By-laws of the Trust and paid for upon the terms described in the Amendment, will be validly issued, fully paid and nonassessable.

      This opinion is rendered solely in connection with the filing of the Amendment. We hereby consent to the filing of this opinion with the SEC in connection with the Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                                    Very truly yours,

                                                    /s/ Pepper Hamilton LLP
                                                    Pepper Hamilton LLP